Exhibit 10.2

CALL AGREEMENT

THIS CALL AGREEMENT (this “Agreement”) is made as of  September 8, 2009 (the “Effective Date”), by and among MDI, Inc., a Delaware corporation (the “Company”) and the undersigned (each a “Holder”), collectively the holders of 9,500,000 shares of the Company’s Common Stock (the “Shares,” 7,000,000 shares of which are held in escrow pursuant to that certain Escrow Agreement of even date herewith between the Company, Holders and the escrow agent thereto).

RECITALS:

WHEREAS, the Company and Almana Networks International, Inc., of which the Holders are all the stockholders, have entered into that certain Stock Purchase Agreement of even date herewith (the “Purchase Agreement”), pursuant to which the Holders acquired the Shares; and

WHEREAS, in order to induce the Company to enter into the Purchase Agreement, the Holders and the Company desire to enter into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises contained herein, and other consideration, the receipt and sufficiency of which hereby is acknowledged, the parties agree as follows:

1.             Call Right.

(a)           If and only if the difference between the amount of sales less costs of goods sold (the “Gross Margin”) under the contracts, licenses and other agreements listed on Exhibit A and any other contracts, licenses or agreements entered into by or through ANI, (collectively, the ANI Contracts”) is less than $1,000,000 for the twelve-month period commencing on the Effective Date and ending on the one year anniversary thereof, the Company shall have the right (the “Call Right”) to repurchase that number of Shares (the “Call Option Shares”) determined by multiplying (x) the fraction obtained by subtracting the Gross Margin from $1,000,000 and dividing such sum by $1,000,000, by (y) 2,500,000, for a purchase price per share equal to the fair market value of a share of Common Stock on the Effective Date (the “Call Price”).  The number of Call Option Shares purchasable from each Holder shall be determined by dividing the number of shares of Common Stock received by each Holder pursuant to the Purchase Agreement by 9,500,000, multiplied by the total number of Call Option Shares. Within five (5) business days after delivery of a Call Notice to Holder, the Holder shall tender to the Company the certificate or certificates representing the number of Call Option Shares determined pursuant to the above formula and specified in the Call Notice.  In the event that the Call Notice is delivered to the Holder and the Holder has not tendered the certificates representing such shares within five (5) business days after receipt by the Holder of the Call Notice, the Company is authorized to cancel the shares on its books and to place the Call Price in a separate bank account in escrow for the benefit of the Holder, to be released upon the tender of such certificate or certificates to the Company.

2.             Miscellaneous.

2.1           Amendments; Waivers.  Any term hereof may be amended or waived only by the written consent of the Company and the Holders.

2.2           Notices.  All notices, requests, consents and other communications required or permitted hereunder shall be given in accordance with the Purchase Agreement.

2.3           Severability.  If one or more provisions of or obligations under this Agreement are held to be invalid, illegal, or unenforceable under applicable law, then such provision or obligation shall be excluded from this Agreement, and the remaining provisions of and obligations under this Agreement shall be enforceable in full in accordance with their terms.

2.4           Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Texas, without giving effect to principles of conflicts of law.

2.5           Counterparts.  This Agreement may be executed by facsimile and in two or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one agreement.

2.6           Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

2.7           Per Share Prices.  All per share prices set forth in this Agreement are subject to adjustment to reflect stock splits, dividends, recapitalizations and the like.

2.8           Legend.  The certificates representing the Shares shall bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A CALL AGREEMENT DATED SEPTEMBER 8, 2009, BY AND BETWEEN THE HOLDER AND THE CORPORATION A COPY WHICH IS ON FILE AT THE OFFICES OF THE CORPORATION.”

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company and the undersigned Holder have entered into this Call Agreement as of the Effective Date.

COMPANY:

MDI, INC.

By:	/s/ J. Collier Sparks
Name:	J. Collier Sparks
Title:	CEO & President

HOLDERS:

ALMANA NETWORKS INTERNATIONAL, INC.

	By:	/s/ Swaraj Bontula
Name:
Title:

ALMANA NETWORKS SOLUTIONS

	By:	/s/ Swaraj Bontula
Name:
Title:

LINTON INVESTMENTS, L.P.

	By:	/s/ John Linton
Name:
Title:

S-1

HOLDERS:

/s/ Swaraj Bontula
Swaraj Bontula

/s/ John Linton
John Linton

/s/ Robert Schorr
Robert Schorr

EXHIBIT A

1.	Revised Purchase Order dated April 4, 2009, by and between Arabian Airconditioning Contracting and Almana Network Solutions

2.	Purchase Order dated April 5, 2009, by and between Arabian Airconditioning Contracting and Almana Networks Solutions

3.	Letter of Intent dated April 15, 2009, by and between Al Jaber Trading & Contracting and Almana Networks

4.	Contract Agreement dated April 27, 2009, by and between Diplomat Group W.L.L. and Almana Networks Solutions

5.

Contract for supply, delivery, installation, testing, commissioning and maintenance of extra low voltage system dated April 2009, by and between Power Line Engineering — Qatar W.L.L. and Almana Networks Solutions

6.	Contract Agreement dated May 17, 2009, by and between Diplomat Group W.L.L. and Almana Networks Solutions

7.	Confirmation for the preparation of prequalification and material submittal dated May 31, 2009, by and between Powermech Engineering W.L.L. and Almana Networks Solutions